Exhibit 5.2

Loeb & Loeb LLP 2206-19 Jardine House 1 Connaught Place, Central Hong Kong Tel +852 3923 1111 Fax +852 3923 1100 Email HongKong@loeb.com	樂博律師事務所有限法律責任合夥 香港中環康樂廣場1號 怡和大廈2206-19室 電話 +852 3923 1111 傳真 +852 3923 1100 電郵 HongKong@loeb.com

May 22, 2026

Gravity AI

89 Nexus Way

Camana Bay

Grand Cayman

KY1-9009

Cayman Islands

Re:	Registration Statement of Gravity AI

Ladies and Gentlemen:

We have acted as United States counsel to Gravity AI, a Cayman Islands business company (the “Company”) in connection with the registration by the Company with the United States Securities and Exchange Commission (the “Commission”) of (i) an offering of ordinary shares of the Company, par value $0.0000078125 per share (the “Ordinary Shares”), up to an aggregate offering amount of US$28,750,000 (the “IPO Shares”), including additional shares that may be issued and sold pursuant to an over-allotment option granted to the underwriters, representing up to fifteen percent (15%) of the base offering amount of up to US$25,000,000, (ii) warrants to be issued to Dominari Securities LLC (the “Representative”), the representative of the several underwriters of the offering, to purchase up to a number of Ordinary Shares equal to an aggregate of 4% of the IPO Shares sold in the offering (“Representative Warrants”), and (iii) up to such number of Ordinary Shares underlying the Representative’s Warrants, pursuant to a Registration Statement on Form F-1 as initially filed by the Company with the Commission on February 6, 2026 (as amended, the “Registration Statement”). This opinion is being given in accordance with the Legal Matters section of the Registration Statement, as it pertains to the portions of New York law set forth below.

We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinion set forth below. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers and employees of the Company.

Based upon the foregoing, we are of the opinion that the Representative Warrants and the Ordinary Shares underlying the Representative Warrants have been duly authorized and when the Registration Statement becomes effective under the Securities Act of 1933, as amended (the “Act”), when such Representative Warrants are duly executed and authenticated in accordance with the underwriting agreement by and between the Company and the Representative and issued, delivered and paid for, as contemplated by the Registration Statement and the underwriting agreement, such Representative Warrants will be legally binding obligations of the Company enforceable in accordance with their terms except: (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law); (b) as enforceability of any indemnification or contribution provision may be limited under the Federal and state securities laws; and (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

Notwithstanding anything in this letter which might be construed to the contrary, our opinions expressed herein are limited to the laws of the State of New York. We express no opinion with respect to the applicability to, or the effect on, the subject transaction of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any local agencies within any state other than the State of New York. The opinion expressed herein is based upon the law of the State of New York in effect on the date hereof and as of the effective date of the Registration Statement, and we assume no obligation to revise or supplement this opinion after the effective date of the Registration Statement should such law be changed by legislative action, judicial decision, or otherwise. Except as expressly set forth in our opinion above: (i) we express no opinion as to whether the laws of any other jurisdiction are applicable to the subject matter hereof, and (ii) we express no opinion as to compliance with any other federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement, to the use of our name as your counsel and to all references made to us in the Registration Statement and in the Prospectus forming a part thereof. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations promulgated thereunder. This opinion is given as of the effective date of the Registration Statement, and we are under no duty to update the opinions contained herein.

Very truly yours,

/s/ Loeb & Loeb LLP
Loeb & Loeb LLP